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                                                                    EXHIBIT 99.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Aeropostale, Inc. (the "Company") on Form 10-Q for the period ending May 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Julian R. Geiger, Chairman and Chief Executive Officer and Michael J. Cunningham, Senior Vice President -- Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

                                          AEROPOSTALE, INC.

                                                 /s/ JULIAN R. GEIGER
                                          --------------------------------------
                                                     Julian R. Geiger
                                          Chairman and Chief Executive Officer,
                                                         Director
                                              (Principal Executive Officer)

                                               /s/ MICHAEL J. CUNNINGHAM
                                          --------------------------------------
                                                  Michael J. Cunningham
                                          Senior Vice President-Chief Financial
                                                         Officer
                                              (Principal Financial Officer)

June 12, 2003